Exhibit 10.58

[Execution]
FOURTH AMENDMENT TO CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 1, 2013, is entered into by and among THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), CANDLEWICK YARNS, LLC, an Alabama limited liability company (“Candlewick”), FABRICA INTERNATIONAL, INC., a California corporation (“Fabrica”), MASLAND CARPETS, LLC, a Georgia limited liability company (“Masland”; together with Dixie, Candlewick and Fabrica, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), THE PERSONS IDENTIFIED AS THE LENDERS ON THE SIGNATURE PAGES HERETO (the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, dated as of September 13, 2011, as amended by the First Amendment to Credit Agreement, dated as of November 2, 2012, the Second Amendment to Credit Agreement, dated as of April 1, 2013, and the Third Amendment to Credit Agreement, dated as of May 22, 2013 (as amended hereby and as the same may be further amended, modified, supplemented, renewed, restated or replaced, the “Credit Agreement”), among Agent, the Lenders and the Borrowers, the Lenders have made loans and advances and provided other financial accommodations to the Borrowers; and
WHEREAS, the Borrowers have requested that Agent and Lenders enter into this Amendment to make certain changes to the Credit Agreement effective on (and subject to the occurrence of) the Fourth Amendment Effective Date; and
WHEREAS, Agent and the Lenders are willing to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

I.	DEFINITIONS
1.1    Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Credit Agreement is hereby amended to include, in addition and not in limitation, the following:

“Fourth Amendment” means the Fourth Amendment to Credit Agreement, dated as of July 1, 2013, by and among Borrowers, Lenders and Agent, as acknowledged and agreed to by the Guarantors.
“Fourth Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of the Fourth Amendment shall have been satisfied or waived by Agent.
“RFP” means Rothman Family Partnership, LLC, a Georgia limited liability company, and its successors and assigns.
“Robertex” means Robertex Associates, Inc., a Georgia corporation.

“Robertex Acquisition” means: (a) the acquisition by Masland of all of the Stock of Robertex on the Fourth Amendment Effective Date in accordance with the Robertex Acquisition Documents in consideration for cash in the amount of approximately $2,262,150 and the issuance of the Rothman Note, (b) the merger of Robertex with and into Masland (with Masland as the surviving limited liability company) on the Fourth Amendment Effective Date, (c) the lease by Masland from Rothman and RFP of the real property located at 207 Boling Industrial Boulevard, Calhoun, Georgia pursuant to the Rothman Lease, and (d) all of the other transactions contemplated by the Robertex Acquisition Documents or related thereto.
“Robertex Acquisition Documents” means, collectively, the following (as the same may be amended, modified, supplemented, renewed, restated or replaced): (a) the Securities Purchase Agreement, dated as of June 30, 2013, between Masland, as buyer, and Rothman, as seller, (b) the Plan of Merger, dated as of the Fourth Amendment Effective Date, between Robertex and Masland, (c) the Articles of Merger of Robertex Associates, Inc. with and into Masland Carpets, LLC (the “Robertex Articles of Merger”) to be filed with the Secretary of State of the State of Georgia on or promptly following the Fourth Amendment Effective Date, (d) the Commercial Lease/Purchase Agreement, dated as of the Fourth Amendment Effective Date, between Masland, as tenant, and Rothman and RFP, as owner (the “Rothman Lease”), and (e) all of the other agreements, documents and instruments executed and delivered in connection with the foregoing or related thereto.
“Robertex Assets” means all of the assets of Robertex which were acquired by Masland in connection with the Robertex Acquisition.
“Rothman” means Robert P. Rothman, an individual residing in the State of Georgia, and his successors and assigns.
“Rothman Indebtedness” means the Indebtedness incurred by Masland to Rothman in connection with the Robertex Acquisition evidenced by the Rothman Note and secured by the Specified Robertex Assets; provided, that, the aggregate principal amount of such Indebtedness shall not exceed $4,000,000 at any time.
“Rothman Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, by and among Agent, Rothman and RFP, as acknowledged and agreed to by the Loan Parties, as the same may be amended, modified, supplemented, renewed, restated or replaced.
“Rothman Loan Documents” means, collectively, the following (as the same may be amended, modified, supplemented, renewed, restated or replaced): (a) the Purchase Money Promissory Note, dated as of June 30, 2013, by Masland in favor of Rothman in the original principal amount of $4,000,000 (the “Rothman Note”), (b) the Security Agreement, dated as of June 30, 2013, between Masland, as debtor, and Rothman, as secured party (the “Rothman Security Agreement”), (c) the Guaranty Agreement, dated as of June 30, 2013, by Dixie in favor of Rothman (the “Rothman Guaranty”), (d) the UCC financing statement naming Rothman, as secured party, and Masland, as debtor, to be filed with the Clerk of the Superior Court of Gordon County, Georgia with respect to the Specified Robertex Assets, and (e) all of the other agreements, documents and instruments executed and delivered in connection with the foregoing or related thereto.

“Specified Robertex Assets” means the Robertex Assets described on Schedule A to the Fourth Amendment and the products and proceeds thereof.
1.2    Amendments to Definitions.

(a)Eligible M&E. Schedule 1.1 of the Credit Agreement is hereby amended by deleting clause (c) of the definition of “Eligible M&E” in its entirety and replacing it with the following:

“(c) it is (i) located at the ColorMaster dye house in Calhoun, Georgia or is subject to a Lien in favor of Lineage PCR, Inc. (it being understood that this clause (i) shall no longer apply after the payment and satisfaction of the ColorMaster Indebtedness and the release of all Liens granted to Lineage PCR, Inc. securing such Indebtedness), (ii) located at the premises leased by Masland from Rothman and RFP in Calhoun, Georgia or is subject to a Lien in favor of Rothman (it being understood that this clause (ii) shall no longer apply after the payment and satisfaction of the Rothman Indebtedness and the release of all Liens granted to Rothman securing such Indebtedness), or (iii) not located at one of the locations in the continental United States set forth on Schedule 4.30;”.
(b)Permitted Indebtedness. Schedule 1.1 of the Credit Agreement is hereby amended by deleting clause (e)(iii) from the definition of “Permitted Indebtedness” in its entirety and replacing it with the following:

“(iii) the unsecured guaranty of the ColorMaster Indebtedness by Dixie pursuant to a certain guaranty dated as of the First Amendment Effective Date, the unsecured guaranty of the Rothman Indebtedness by Dixie pursuant to the Rothman Guaranty, and other unsecured guarantees with respect to Indebtedness of a Borrower or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness”.
(c)Permitted Investments. Schedule 1.1 of the Credit Agreement is hereby amended by deleting clause (m) from the definition of “Permitted Investments” in its entirety and replacing it with the following:

“(m) (i) so long as no Event of Default has occurred and is continuing or would result therefrom, the ColorMaster Purchase, (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, the Robertex Acquisition, and (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, and the Payment Conditions have been satisfied, any other Investments (including Acquisitions).”
(d)Permitted Purchase Money Indebtedness. Schedule 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Permitted Purchase Money Indebtedness” in its entirety and replacing it with the following:

“Permitted Purchase Money Indebtedness” means, as of any date of determination, (a) the ColorMaster Indebtedness, (b) the Rothman Indebtedness, and (c) other Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $20,000,000.

1.3    Interpretation. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

II.	EVENTS OF DEFAULT

3.1    Events of Default. Section 8.7 of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

“8.7 If there is a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to either (a) the ColorMaster Indebtedness, (b) the Rothman Indebtedness, or (c) Indebtedness of a Loan Party or any of its Subsidiaries involving an aggregate amount of $3,000,000 or more, and, in each case, such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;”.

III.	CONDITIONS PRECEDENT

3.1    Subject to Section 3.2 below, this Amendment shall be and become effective as of the date hereof (the “Fourth Amendment Effective Date”), subject to the conditions set forth in this Section III having been satisfied (it being understood and agreed that this Amendment may be executed and delivered in escrow pending release upon satisfaction of such conditions):

(a)Execution of Amendment. Agent shall have received fully executed counterparts of this Amendment.

(b)Rothman Intercreditor Agreement. Agent shall have received, in form and substance satisfactory to Agent, the Rothman Intercreditor Agreement, duly authorized, executed and delivered by Rothman and RFP and acknowledged by each Loan Party.

(c)Robertex Acquisition. Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of the Robertex Acquisition Documents and the Rothman Loan Documents, in each case duly authorized, executed and delivered by the parties thereto, and Masland shall consummate the Robertex Acquisition simultaneously with the effectiveness of this Amendment.

(d)Amendment Fee. Agent shall have received an amendment fee in the amount of $25,000 to be apportioned on a pro-rata basis among the Lenders according to each Lender’s Commitment, and Borrowers hereby authorize Agent to charge the Loan Account for such amendment fee.

(e)Accuracy of Representations and Warranties. Each of the representations and warranties of the Loan Parties set forth in Section 4 of the Credit Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(f)Other Documents. Agent shall have received such other agreements, documents, instruments and information executed and/or delivered by the Loan Parties as Agent may reasonably request.

3.2    Notwithstanding anything to the contrary set forth in Section 3.1 hereof, prior to the inclusion of any Accounts or Inventory acquired in connection with the Robertex Acquisition as Eligible Accounts or Eligible Inventory, Agent shall have received a certified copy of the Robertex Articles of Merger, as filed with the Secretary of State of the State of Georgia.

IV. MISCELLANEOUS

4.1    Acknowledgments Regarding Rothman Indebtedness and Rothman Intercreditor Agreement. In connection with the Robertex Acquisition, (a) each Lender acknowledges that Agent is entering into the Rothman Intercreditor Agreement in substantially the form presented by Agent to Lenders prior to the date hereof, (b) each Lender consents to the terms of the Rothman Intercreditor Agreement, including, without limitation, Agent’s agreement contained therein that it shall not have a first priority Lien on any of the Specified Robertex Assets until the payment and satisfaction of the Rothman Indebtedness, (c) Agent and each Lender agrees that, notwithstanding any contrary terms set forth in the Credit Agreement or any other Loan Document, the Specified Robertex Assets shall not be subject to a first priority Lien in favor of Agent until the payment and satisfaction of the Rothman Indebtedness, (d) each Borrower agrees that it shall notify Agent in writing of the payment and satisfaction of the Rothman Indebtedness within 5 Business Days after the payment and satisfaction thereof, (e) each Borrower agrees that the Specified Robertex Assets shall automatically become subject to a first priority Lien in favor of Agent upon the payment and satisfaction of the Rothman Indebtedness, regardless of whether any Borrower has provided Agent notice of such payment and satisfaction, and (f) each Borrower agrees that, following the payment and satisfaction of the Rothman Indebtedness, it shall comply with all of the provisions of Section 5.12 of the Credit Agreement with respect to the Specified Robertex Assets within 10 days after Agent’s request therefor.

4.2    No Additional Obligations. The Borrowers acknowledge and agree that the execution, delivery and performance of this Amendment shall not create (nor shall the Borrowers rely upon the existence of or claim or assert that there exists) any obligation of any of Agent or Lenders to consider or agree to any other amendment of or waiver or consent with respect to the Credit Agreement or any other instrument or agreement to which Agent or any Lender is a party (collectively, an “Additional Amendment” or “Consent”), and in the event that Agent and the Lenders subsequently agree to consider any requested Additional Amendment or Consent, neither the existence of this Amendment nor any other conduct of Agent or the Lenders related hereto, shall be of any force or effect on the Lenders’ consideration or decision with respect to any such requested Additional Amendment or Consent, and the Lenders shall not have any obligation whatsoever to consider or agree to any such Additional Amendment or Consent.

4.3    Acknowledgments and Stipulations. In order to induce Agent and Lenders to enter into this Amendment, each Borrower acknowledges, stipulates and agrees that (a) the Loan Documents executed by each Borrower are legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (b) the Liens granted by each Borrower to Agent in the Collateral are valid and duly perfected, first priority Liens, subject only to Permitted Liens; (c) each of the recitals contained at the beginning of this Amendment is true and correct; and (d) prior to executing this Amendment, each Borrower consulted with and had the benefit of advice of legal counsel of its own selection and has relied upon the advice of such counsel, and in no part upon the representation of Agent, any Lender or any counsel to Agent or any Lender concerning the legal effects of this Amendment or any provision hereof.

4.4    Additional Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants that on the Fourth Amendment Effective Date and after giving effect to the amendments and waivers contained herein: (a) the representations and warranties contained in Section 4 of the Credit Agreement shall be correct in all material respects on and as of such date as though made on and as of such date, (b) no Default or Event of Default exists under the Credit Agreement on and as of such date. Without limitation of the preceding sentence, each Borrower hereby expressly re-affirms the validity, effectiveness and enforceability of each Loan Document to which it is a party (in each case, as the same may be modified by the terms of this Amendment).

4.5    Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes or modifications to the Loan Agreement or any of the other Loan Documents are intended or implied, and in all other respects, the Loan Agreement and each of the other Loan Documents is hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Loan Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control. All references in the Loan Agreement (including without limitation the Schedules thereto) to the “Agreement” and all references in the other Loan Documents to the “Loan Agreement” shall be deemed to refer to the Loan Agreement, as amended hereby.

4.6    Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.

4.7    Governing Law. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

4.8    Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

4.9    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

4.10    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Signatures on Next Page]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	THE DIXIE GROUP, INC. By: /s/ Jon A. Faulkner Name: Jon A. Faulkner Title: VP / CFO
CANDLEWICK YARNS, LLC By: /s/ Jon A.Faulkner Name: Jon A. Faulkner Title: President
FABRICA INTERNATIONAL, INC. By: /s/ Jon A. FaulknerName: Jon A. Faulkner Title: President
MASLAND CARPETS, LLC By: /s/ Jon A. FaulknerName: Jon A. Faulkner Title: President

AGENT AND LENDERS:	WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender By: /s/ Matt Mouledous Name: Matt Mouledous Title: VP
BANK OF AMERICA, N.A., as a Lender By: /s/ Robert B. H. Moore Name: Robert B. H. Moore Title: Senior Vice President

GUARANTOR’S ACKNOWLEDGEMENT
The undersigned, a guarantor of the “Obligations” of THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), CANDLEWICK YARNS, LLC, an Alabama limited liability company (“Candlewick”), FABRICA INTERNATIONAL, INC., a California corporation (“Fabrica”), MASLAND CARPETS, LLC, a Georgia limited liability company (“Masland”; together with Dixie, Candlewick and Fabrica, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), under and as defined in that certain Credit Agreement, dated as of September 13, 201, as amended by the First Amendment to Credit Agreement, dated as of November 2, 2012, the Second Amendment to Credit Agreement, dated as of April 1, 2013, the Third Amendment to Credit Agreement, dated as of May 22, 2013, and the Fourth Amendment to Credit Agreement (the “Fourth Amendment”), dated as of the date hereof (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”) among the Borrowers, the lenders party thereto (the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”), hereby (a) acknowledges receipt of the foregoing Fourth Amendment; (b) consents to the terms thereof and the execution thereof by the Borrowers; (c) reaffirms its obligations pursuant to the terms of the Guaranty Agreement, dated as of September 13, 2011, by the undersigned in favor of Agent and Lenders (the “Guaranty”); and (d) acknowledges that Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations to the Borrowers, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for the Borrowers’ present and future Obligations. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

C-KNIT APPAREL, INC. By: /s/ Jon A. Faulkner Name: Jon A. Faulkner Title: President